As filed with the Securities and Exchange Commission on September 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0112644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Binney Street, Cambridge, MA 02142

(617) 679-2000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Susan H. Alexander, Esq.

Executive Vice President and Chief Legal Officer

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

(617) 679-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.

PROSPECTUS

Debt Securities

Biogen Inc. may offer to sell debt securities from time to time, in one or more offerings. The terms of the debt securities will be described in supplements to this prospectus, together with other terms and matters related to the offering. The prospectus supplements may also add, update or change information contained or incorporated by reference in this document. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, along with the additional information described under the heading “Where You Can Find More Information,” before making an investment decision.

We may offer and sell the debt securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

Our common stock trades on the NASDAQ Global Select Market under the symbol “BIIB.”

Investing in these securities involves certain risks. Please carefully read the information under the heading “Risk Factors” beginning on page 3 of this prospectus before you invest in our securities. We may include additional risk factors in any supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

The address of our principal executive offices is 225 Binney Street, Cambridge, Massachusetts 02142 and our telephone number at our principal executive offices is (617) 679-2000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2015.

ABOUT THIS PROSPECTUS

Each time we offer debt securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Company,” “Biogen,” “we,” “us” and “our” refer to Biogen Inc. (formerly Biogen Idec Inc.).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding those portions of any Form 8-K that are deemed furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2015 incorporated by reference therein), filed with the SEC on February 4, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on April 24, 2015 and July 24, 2015, respectively; and

•	our Current Reports on Form 8-K, filed with the SEC on March 27, 2015, June 11, 2015 and September 1, 2015.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Biogen Inc.

Attn: Investor Relations

225 Binney Street

Cambridge, Massachusetts 02142

(617) 464-2442

Copies of these filings are also available, without charge, on our website at http://www.biogen.com. The contents of our website have not been, and shall not be deemed to be, incorporated by reference into, and do not form a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is incorporated herein or therein by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

This prospectus constitutes a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the “Registration Statement”) that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our debt securities. The Registration Statement may be inspected at the SEC at the address set forth above or from the SEC’s web site at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

THE COMPANY

We are a global biopharmaceutical company focused on discovering, developing, manufacturing and delivering therapies for neurological, autoimmune and hematologic disorders. Our marketed products include AVONEX®, PLEGRIDY®, TECFIDERA®, TYSABRI®, and FAMPYRA™ for the treatment of multiple sclerosis (MS), ALPROLIX® for the treatment of hemophilia B and ELOCTATE® for the treatment of hemophilia A, and FUMADERM™ for the treatment of severe plaque psoriasis. We also generate revenue from our collaboration with Genentech, Inc., a wholly-owned member of the Roche Group, with respect to RITUXAN® for the treatment of non-Hodgkin’s lymphoma, chronic lymphocytic leukemia and other conditions, and share profits and losses with Genentech for GAZYVA®, which is approved for the treatment of chronic lymphocytic leukemia.

We are focused on discovering and developing new therapies that improve the lives of patients having diseases with high unmet medical needs. We support our mission through the commitment of significant resources to research and development programs and business development opportunities, particularly within areas of our scientific, manufacturing and technical expertise—neurology, immunology and hematology, and scientific adjacencies.

ALPROLIX®, AVONEX®, ELOCTATE®, FUMADERM™, PLEGRIDY®, RITUXAN®, TECFIDERA® and TYSABRI® are trademarks of Biogen. FAMPYRA™ is a trademark of Acorda Therapeutics, Inc. and GAZYVA® is a registered trademark of Genentech, Inc.

RISK FACTORS

Investing in our debt securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any of these debt securities, see “Part I, Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and “Part II, Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which are incorporated by reference in this prospectus, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and in the “Risk Factors” section of any applicable prospectus supplement and the other information that we have incorporated by reference.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use all or a portion of the net proceeds from the sale of our debt securities offered by this prospectus and an accompanying prospectus supplement for general corporate and working capital purposes. General corporate and working capital purposes may include repayment of debt, capital expenditures, possible acquisitions, share repurchases of our common stock and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Six Months Ended June 30,	Years Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges (1)	129.2	103.0	59.8	29.6	25.4	20.6

(1)	We have computed the ratios of earnings to fixed charges by dividing pre-tax income from continuing operations before adjustment for loss from equity investees, plus fixed charges, less capitalized interest and net income or loss attributable to noncontrolling interests, net of tax, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt discounts and issuance costs. Interest expense does not include interest related to uncertain tax positions.

PLAN OF DISTRIBUTION

General

The debt securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitive bid transactions.

The prospectus supplement for each series of debt securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct sales

We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable debt securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

The debt securities registered hereby may be a new issue of debt securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Biogen Inc. for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the debt securities being registered hereby (other than underwriting discounts and commissions). All amounts are estimated.

Estimated Amounts
SEC registration fee	(1)(2)
Trustee fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Article X of our certificate of incorporation provides for the elimination, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended (the “DGCL”), of personal monetary liabilities of our directors for any breach of their fiduciary duties. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the corporation shall not eliminate or limit the liability of a director for: (i) breaching his or her duty of loyalty; (ii) failing to act in good faith, engaging in intentional misconduct or knowingly violating the law; (iii) paying an unlawful dividend or approving an illegal stock repurchase; or (iv) obtaining an improper personal benefit.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Indemnification provided pursuant to Section 145 is not exclusive of any other rights to which those seeking indemnification may be entitled to under any bylaw, agreement, disinterested director vote, stockholder vote or otherwise. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the maximum extent permitted by the law.

Our bylaws provide that we shall provide, to the fullest extent authorized by the DGCL, indemnification against all expense, liability and loss reasonably incurred by our directors, officers, or any other person who is or was serving at our request as a director, officer, employee or agent of another related entity and shall advance expenses to such persons, in respect of any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving in such capacity. In addition, we maintain directors’ and officers’ liability insurance which insures against certain liabilities that our directors or officers may incur in such capacities.

We also have in place agreements with certain of our officers and directors which affirm our obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by our bylaws.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Index to Exhibits beginning on page E-1, which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 8, 2015.

BIOGEN INC.

By:	/s/ GEORGE A. SCANGOS
Name:	George A. Scangos
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 8, 2015.

Further, we, the undersigned officers and directors of the Company hereby severally constitute and appoint George A. Scangos, Paul J. Clancy and Susan H. Alexander and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this registration statement on Form S-3 of the Company, including post-effective amendments to the Registration Statement and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Name	Capacity	Date

/s/ GEORGE A. SCANGOS George A. Scangos	Director and Chief Executive Officer (Principal Executive Officer)	September 8, 2015

/s/ PAUL J. CLANCY Paul J. Clancy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2015

/s/ GREGORY F. COVINO Gregory F. Covino	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2015

/s/ STELIOS PAPADOPOULOS Stelios Papadopoulos	Director and Chairman of the Board of Directors	September 8, 2015

/s/ ALEXANDER J. DENNER Alexander J. Denner	Director	September 8, 2015

/s/ CAROLINE D. DORSA Caroline D. Dorsa	Director	September 8, 2015

/s/ NANCY L. LEAMING Nancy L. Leaming	Director	September 8, 2015

/s/ RICHARD C. MULLIGAN Richard C. Mulligan	Director	September 8, 2015

Name	Capacity	Date

/s/ ROBERT W. PANGIA Robert W. Pangia	Director	September 8, 2015

/s/ BRIAN S. POSNER Brian S. Posner	Director	September 8, 2015

/s/ ERIC K. ROWINSKY Eric K. Rowinsky	Director	September 8, 2015

/s/ LYNN SCHENK Lynn Schenk	Director	September 8, 2015

/s/ STEPHEN A. SHERWIN Stephen A. Sherwin	Director	September 8, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement*

4.1	Form of Indenture, between the Company and U.S. Bank National Association, filed herewith.

5.1	Opinion of Ropes & Gray LLP as to legality of the debt securities, filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges, filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm, filed herewith.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney of Biogen Inc. (included on signature pages to this Registration Statement).

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, filed herewith.

*	To be filed subsequently on Form 8-K or by post-effective amendment.

E-1